Exhibit 5.1

Epsium Enterprise Limited	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/501841.00001

17 February 2022

Dear Sirs

EPSIUM ENTERPRISE LIMITED (the Company)

We have acted as British Virgin Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Act). The Registration Statement relates to the resale of 6,002,670 ordinary shares with a par value US$0.00002 per share of the Company (the Offering Shares), by the shareholders named in the section of the Registration Statement entitled "Selling Shareholders" in this proposed offering (the Offering).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands (the Registrar) on 28 January 2022 (the Company Registry Records), including:

(i)	a copy of the certificate of incorporation of the Company dated 24 March 2020 and the certificate of change of name of the Company dated 23 April 2021; and

(ii)	a copy of the memorandum and articles of association of the Company as adopted by the sole director's resolutions dated 26 August 2021 and registered with the Registrar on 26 August 2021 (the Memorandum and Articles).

(b)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 28 January 2022 (the Court Records); the Company Registry Records and the Court Records each as updated by update searches on 16 February 2022, respectively (the Company Registry Records and the Court Records together, the Public Records);

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(c)	a certificate of incumbency in respect of the Company dated 31 January 2022 (the Certificate of Incumbency) issued by the registered agent of the Company;

(d)	a copy of the register of directors of the Company provided to us on 10 February 2022 (the ROD);

(e)	a copy of the register of members of the Company provided to us on 27 January 2022 (the ROM, and together with the ROD, the Registers);

(f)	a copy of the written resolutions of the sole director of the Company dated 8 February 2022 approving the Company's filing of the Registration Statement and the Offering (the Board Resolutions); and

(g)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Incumbency and the Register is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolution remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the Offering does not constitute any issue or sale of any shares of the Company and the Company will not receive any proceeds from the sale of shares by the Selling Shareholders in the Offering;

(i)	the Offering Shares are free from any pledge, charge or other encumbrances;

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(j)	upon execution, each of the documents in connection with the Offering will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of its governing law and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the British Virgin Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction;

(k)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for or acquire any Security and none of the Offering Shares have been offered or issued or transferred to residents of the British Virgin Islands;

(l)	the Company is, and after the completion of the Offering, will be able to pay its liabilities as they fall due;

(m)	the information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records;

(n)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Offering or the transactions contemplated by the Registration Statement or restrict the powers and authority of the Company in any way from entering into and performing its obligations under the Registration Statement; and

(o)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 (the BCA) on 24 March 2020 and is validly existing and in good standing under the laws of the British Virgin Islands.

Share capital

(b)	Based solely on the Memorandum and Articles, the Company is authorised to issue a maximum of 1,000,000,000 shares, which may be Ordinary Shares or Preferred Shares, each with a par value of US$0.00002 provided that there shall at any time be: (a) a maximum of 800,000,000 Ordinary Shares; and (b) a maximum of 200,000,000 Preferred Shares.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise the Offering under the Registration Statement.

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Valid Sale of Offering Shares

(d)	The Offering Shares have been duly authorized, validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect to them).

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

4.3	For the purposes of this opinion "in good standing" means only that as of the date of this opinion the Company is up-to-date with the payment of its annual fee to the Registry of Corporate Affairs under the BCA. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA.

4.4	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise),

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and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act 2003 that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the offer and sale of the Offering Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier

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